March 29, 2024

Kevin Ryan
Address on File with the Company

    Re: Amendment to Employment Agreement
Dear Kevin:
    Reference is made to the Employment Agreement by and between Better Home & Finance Holding Company (f/k/a Better Holdco, Inc., the “Company”) and you, dated as of April 5, 2022 (the “Employment Agreement”). By this letter (this “Amendment”), you and the Company acknowledge the amendment of the Employment Agreement, effective as of April 5, 2022. Capitalized terms not defined herein shall have the meaning ascribed to them in the Employment Agreement.

    1.    The reference to “at the Company’s offices in New York, NY” in Section 4 of the Employment Agreement is hereby replaced by “in Palm Beach, Florida or such other location as mutually agreed between you and the Company”.
    2.    Except as amended hereby, the terms and provisions of the Employment Agreement shall remain in full force and effect.
    3.    This Amendment may be executed in any number of counterparts and by facsimile or .pdf, all of which shall constitute one original instrument.
    4.    The rights and obligations of the parties hereto shall be governed by the laws of the State of New York, without regard to principles of conflict of laws.
[Signature Page Follows]

BETTER HOME & FINANCE HOLDING COMPANY

By:	/s/Paula Tuffin
Name:	Paula Tuffin
Tite:	General Counsel, Chief Compliance Office and Secretary

Accepted and Agreed:

/s/Kevin Ryan
By:	Kevin Ryan

[Signature Page to Employment Agreement Amendment]